Exhibit 10.3

ASSIGNMENT OF LEASES, rents AND PROFITS

THIS ASSIGNMENT OF LEASES, RENTS AND PROFITS (this “Assignment”) is made and entered into on this the 22nd day of December, 2021, by and between ____________, LLC, a Delaware limited liability company (“Borrower”), having an address of 940 South Coast Drive, Suite 200, Costa Mesa, California 92626, Attn: David J. Katzoff, in favor of ____________, LLC, a Delaware limited liability company (hereinafter referred to as “Lender”), having a business address of c/o Stonehill Strategic Capital, One Alliance Center, 3500 Lenox Road NE , Suite 625, Atlanta, Georgia 30326.

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION of the sum of ____________ AND NO/100 DOLLARS ($____________) and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Borrower hereinafter set forth, Borrower does hereby grant, transfer and assign to Lender, its successors, successors-in-title and assigns, all of Borrower's right, title and interest in, to and under all of those leases, licenses, occupancy agreements of whatever form, including overnight hotel guests (the “Guest Occupancy Agreements”), and rental agreements now existing and hereafter made, including any and all extensions, renewals and modifications thereof, guaranties of the performance or obligations of any tenants or lessees thereunder, and all security deposits and other refundable and non-refundable deposits paid by the tenants thereunder (said leases and rental agreements are hereinafter referred to collectively as the “Leases”, and the tenants and lessees thereunder are hereinafter referred to collectively as “Tenants” or individually as “Tenant” as the context requires), which Leases cover or shall cover portions of certain real property described in Exhibit ”A” attached hereto and by this reference made a part hereof and/or the improvements thereon (said real property and improvements hereinafter collectively referred to as the “Premises”); together with all deposits, rents, rent equivalents, income, receivables, issues, revenues, receipts, insurance proceeds and profits arising from the Leases and renewals thereof and together with all rents, rent equivalents, income, fees, receivables, issues, accounts, profits (including, but not limited to, all oil and gas or other mineral royalties and bonuses), charges for services rendered and any and all payment and consideration of whatever form or nature received by Borrower or its agents or employees from any and all sources relating to the use, enjoyment and occupancy of the Premises including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars (including, without limitation, service charges for employees and staff), mini-bars, meeting rooms, banquet rooms, apartments, parking and recreational facilities, health club membership fees, food and beverage wholesale and retail sales, service charges, convention services, special events, audio-visual services, boat cruises, travel agency fees, telephone charges, laundry services, vending machines and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of possession, use and occupancy of all or any portion of the Premises or personalty located thereon, or rendering of services by Borrower or, to the extent of Borrower's interest therein, any operator or manager of the hotel or the commercial space located in the Premises or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space, and charges for services such as room service, telecommunication and video, electronic mail, internet connection and other communication and entertainment services), license, lease, sublease and concession fees and rentals, proceeds, if any, from rental or business interruption or other loss of income insurance and any other items of revenue which would be included in operating revenues under the uniform system in accordance with generally accepted accounting principles (all of the foregoing hereinafter collectively referred to as the “Rents”). Notwithstanding the foregoing, any Rents in connection with the sale of alcohol or alcoholic beverages shall be assigned by Borrower pursuant to this Assignment only to the extent permitted by applicable law.

TO HAVE AND TO HOLD unto Lender, its successors and assigns, forever, subject to and upon the terms and conditions set forth herein.

This Assignment is made for the purpose of securing (a) the full and prompt payment when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof, of that certain Real Estate Note of even date herewith, made by Borrower to the order of Lender in the principal amount of ____________ AND NO/100 DOLLARS ($____________), together with any renewals, modifications, consolidations and extensions thereof and amendments thereto and all advances of principal thereunder, with the final payment thereof being due and payable on or before January 1, 2025, subject to extensions to January 1, 2026 and January 1, 2027, as set forth in Section 10.27 of the Loan Agreement (as defined below) (hereinafter referred to as the “Note”, together with any renewals, modifications, consolidations and extensions thereof and amendments thereto and all advances of principal thereunder”), (b) the full amount and prompt payment and performance of any and all obligations of Borrower to Lender under the terms of that certain Construction Loan Agreement between Borrower and Lender, dated of even date herewith (hereinafter referred to as the “Loan Agreement”), and the Construction Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing from Borrower to Lender, dated of even date herewith and securing the indebtedness evidenced by the Note (hereinafter referred to as the “Security Instrument”), and (c) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other instruments now or hereafter evidencing, securing, or otherwise relating to the indebtedness evidenced by the Note, the Loan Agreement and the Security Instrument (the Note, the Loan Agreement, the Security Instrument, and said other instruments are hereinafter referred to collectively as the “Loan Documents,” and said indebtedness evidenced by the Note is hereinafter referred to as the “Indebtedness”).

ARTICLE I.

WARRANTIES AND COVENANTS

1.1.       Warranties of Borrower. Borrower hereby warrants and represents as to those Leases executed prior to the date hereof, as follows:

(a)       Borrower is the sole holder of the landlord's interest under the Leases, is entitled to receive the income, rents, issues, revenues, and profits from the Leases and from the Premises, and has good right to sell, assign, transfer and set over the same and to grant to and confer upon Lender the rights, interests, powers, and authorities herein granted and conferred;

(b)       Borrower has made no assignment other than this Assignment of any of the rights of Borrower under any of the Leases or with respect to any of said income, rents, issues, revenues, or profits;

(c)       Borrower has neither done any act nor failed to do any act which might prevent Lender from, or limit Lender in, acting under any of the provisions of this Assignment;

(d)       All Leases, exclusive of any Guest Occupancy Agreements, provide for rental to be paid monthly, in advance, and Borrower has not accepted payment of rental under any of the Leases for more than one (1) month in advance of the due date thereof;

(e)       To Borrower’s knowledge, exclusive of any Guest Occupancy Agreements, there exists no default or event of default or any state of facts which would, with the passage of time or the giving of notice, or both, constitute a default or event of default on the part of Borrower or by any Tenant under the terms of any of the Leases;

(f)       Neither the execution and delivery of this Assignment or any;

(g)       Neither the execution and delivery of this Assignment or any of the Leases, the performance of each and every covenant of Borrower under this Assignment and the Leases, nor the meeting of each and every condition contained in this Assignment, conflicts with, or constitutes a breach or default under any agreement, indenture or other instrument to which Borrower is a party, or any law, ordinance, administrative regulation or court decree which is applicable to Borrower;

(h)       No action has been brought or, to Borrower’s knowledge, is threatened, which would interfere in any way with the right of Borrower to execute this Assignment and perform all of Borrower’s obligations contained in this Assignment and in the Leases; and

(i)       The Leases are valid, enforceable and in full force and effect.

1.2.       Covenants of Borrower. Borrower hereby covenants and agrees as follows:

(a)       Borrower shall (i) fulfill, perform and observe each and every condition and covenant of landlord or lessor contained in each of the Leases; (ii) give prompt notice to Lender of any claim of a “material default” (as defined below) under any of the Leases, whether given by the Tenant to Borrower, or given by Borrower to Tenant, together with a complete copy of any such notice; (iii) at no cost or expense to Lender, enforce, the performance and observation of each and every covenant and condition of each of the Leases to be performed or observed by the Tenant thereunder; and (iv) appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Borrower as the landlord thereunder, or of the Tenant or any guarantor thereunder.

(b)       Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed (i) terminate the term or accept the surrender of any of the Leases; (ii) waive or release the Tenant from the performance or observance by the Tenant of any obligation or condition of any of the Leases; (iii) enter into any new Leases; (iv) permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the actual accrual thereof; or (v) assign its interest in, to or under the Leases or the income, rents, issues, profits and revenues from the Leases and from the Premises to any person or entity other than Lender; provided, however, the foregoing restrictions shall not apply to any Guest Occupancy Agreements in the ordinary course of business.

(c)       Borrower shall take no action which will cause or permit the estate of any Tenants under any of the Leases to merge with the interest of Borrower in the Premises or any portion thereof.

(d)       Borrower shall protect, indemnify and save harmless Lender from and against all actual liabilities, obligations, claims, actual damages (excluding consequential, special and punitive damages, except to the extent Lender is found liable to pay the same to third parties), penalties, causes of action, out of pocket costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, imposed upon or incurred by Lender by reason of this Assignment and any claim or demand whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking to be performed or discharged by Lender under this Assignment. In the event Lender incurs any actual liability, loss or actual damage by reason of this Assignment, or in the defense of any claim or demand arising out of or in connection with this Assignment, the amount of such liability, loss or damage if not paid or discharged within thirty (30) days of receipt of written demand (including the substantiation of such costs and expenses) shall be added to the Indebtedness, shall bear interest at the Default Rate of interest specified in the Note from the date incurred until paid and shall be payable within thirty (30) days of receipt of said demand.

(e)       Except with respect to any Guest Occupancy Agreements, Borrower shall authorize and direct, and does hereby authorize and direct each and every present and future Tenant of the whole or any part of the Premises to pay all rentals to Lender upon receipt of written demand from Lender to so pay the same.

(f)       The warranties and representations of Borrower made in Paragraph 1.1 hereof and the covenants and agreements of Borrower made in this Paragraph apply to each Lease in effect as of the time of execution of this Assignment, and shall apply to each Lease hereafter made at the time each such future Lease becomes effective.

(g)       At the request of Lender following the occurrence of an Event of Default, Borrower immediately shall deliver to Lender all security deposits and other deposits (whether refundable or non-refundable) paid by Tenants under the Leases; and Lender shall hold such deposits in a custodial account controlled by Lender, subject to the terms and conditions of the Leases.

The term “material default” as used in Paragraph 1.2(a) above shall mean any such default notice relating to termination of a Lease for cause, eviction, the failure to pay rent for more than one month or any claim of a substantial nature relating to the maintenance, management or safety of the Premises or applicable portion thereof.

1.3.       Covenants of Lender. Lender and Borrower hereby covenant and agree as follows:

(a)       This Assignment constitutes a present, absolute, current and unconditional assignment to Lender of all of the income, rents, issues, profits and revenues from the Premises and the Leases; provided, however, that so long as there shall exist no Event of Default, as defined in Paragraph 2.1 below, Lender shall not demand that such income, rents, issues, profits and revenues be paid directly to Lender, and Borrower shall have a revocable license to collect, but not more than one (1) month prior to accrual thereof (except with respect to any Guest Occupancy Agreements), the income, rents, issues, profits and revenues from the Premises. Upon the occurrence of any Event of Default, such revocable license shall be, without notice or the requirement of further action by Lender, automatically revoked. Any amounts collected by Borrower after an Event of Default shall be deemed to be held for the benefit of Lender.

(b)       Upon the payment in full of the Indebtedness, as evidenced by the recording or filing of an instrument of satisfaction or full release of the Security Deed without the recording of another Security Instrument in favor of Lender affecting the Premises, this Assignment shall be terminated and released of record by Lender and shall thereupon be of no further force or effect; provided, upon request, Lender shall deliver a termination of this Assignment in proper form for recording.

ARTICLE II.

DEFAULT

2.1.       Default. The term, “Event of Default”, wherever used in this Assignment, shall mean any one or more of the following events:

(a)       The occurrence of any “Event of Default” under any of the Loan Documents;

(b)       Failure by Borrower to duly observe or perform any term, covenant, condition or agreement of this Assignment, and failure to cure same within thirty (30) days after written notice of such failure; or

(c)       Any warranty of Borrower contained in this Assignment, any Loan Document or in any other instrument, document, transfer, conveyance, assignment or loan agreement given by Borrower with respect to the Indebtedness secured hereby, proves to be untrue or misleading in any material respect when made.

2.2.       Remedies. Upon the occurrence and during the continuance of any Event of Default Lender may at its option, with or without notice or demand of any kind, exercise any or all of the following remedies:

(a)       Declare any part or all of the Indebtedness to be due and payable, whereupon the same shall become immediately due and payable;

(b)       Perform any and all obligations of Borrower under any or all of the Leases or this Assignment and exercise any and all rights of Borrower herein or therein as fully as Borrower itself could do, including, without limitation of the generality of the foregoing: enforcing, modifying, extending or terminating any or all of the Leases; collecting, modifying, compromising, waiving or increasing any or all the rents payable thereunder; and obtaining new tenants and entering into new leases on the Premises on any terms and conditions deemed desirable by Lender; and, to the extent Lender shall incur any out of pocket costs in connection with the performance of any such obligations of Borrower, including costs of litigation, then all such costs shall become a part of the Indebtedness, shall be paid by Borrower within ten (10) days following receipt of written demand (including the substantiation of such costs and expenses), and if unpaid within said ten (10) days, shall bear interest from the incurring thereof at the Default Rate of interest specified in the Note;

(c)       In Borrower's or Lender's name, institute any legal or equitable action which Lender in its sole discretion deems desirable to collect and receive any or all of the rents, issues and profits assigned herein;

(d)       Collect the income, rents, issues, revenues and profits and any other sums due under the Leases and with respect to the Premises, and apply the same in such order as Lender in its sole discretion may elect against (i) all out-of-pocket costs and expenses, including reasonable attorneys' fees, actually incurred in connection with the operation of the Premises, the performance of Borrower's obligations under the Leases and collection of the rents thereunder; (ii) all the out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred in the collection of any or all of the Indebtedness, including all out-of-pocket costs, expenses and reasonable attorneys' fees actually incurred in seeking to realize on or to protect or preserve Lender's interest in any other collateral securing any or all of the Indebtedness; and (iii) any or all unpaid principal and interest on the Indebtedness.

Lender shall have the full right to exercise any or all of the foregoing remedies without regard to the adequacy of security for any or all of the Indebtedness, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee, and shall have full right to enter upon, take possession of, use and operate all or any portion of the Premises which Lender in its sole discretion deems desirable to effectuate any or all of the foregoing remedies.

ARTICLE III.

GENERAL PROVISIONS

3.1.       Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Borrower and Lender and their respective legal representatives, executors, successors and assigns. Whenever a reference is made in this Assignment to “Borrower” or “Lender”, such reference shall be deemed to include a reference to the legal representatives, executors, successors and assigns of Borrower or Lender.

3.2.       Terminology. All personal pronouns used in this Assignment, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. Titles of articles are for convenience only and neither limit nor amplify the provisions of this Assignment.

3.3.       Severability. If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.4.       Applicable Law. This Assignment shall be governed by and construed and enforced in accordance with the substantive, and not the conflict, laws of the State in which the Premises is situated. The Borrower acknowledges that this Assignment evidences a transaction involving interstate commerce. The United States Arbitration Act, 9 U.S.C. § 1, et seq., shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration requirements set forth in Paragraph 3.6 of this Assignment.

3.5.       Consent to Jurisdiction and Venue. The Borrower irrevocably and unconditionally submits to the jurisdiction of the state and federal courts sitting in Fulton County, Georgia with respect to any action or proceeding arising out of or related to this Assignment or any other contract or agreement entered into between the Borrower and Lender. The state and federal courts sitting in Fulton County, Georgia shall be the exclusive venue for any action or proceeding arising out of or related to this Assignment subject to the Lender’s right to elect arbitration.

3.6.       LENDER’S UNILATERAL RIGHT TO ELECT AND COMPEL ARBITRATION.

(a)	AT THE SOLE AND EXCLUSIVE OPTION OF LENDER, ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, OR ANY OTHER CONTRACT OR AGREEMENT ENTERED INTO BETWEEN THE BORROWER AND LENDER, SHALL BE SETTLED BY BINDING ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS COMMERCIAL ARBITRATION RULES THEN IN EFFECT, AND JUDGMENT ON THE ARBITRATION AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

(b)	THE LOCATION OF ARBITRATION SHALL BE ATLANTA, GEORGIA.

(c)	THE ARBITRATION SHALL BE CONDUCTED IN THE ENGLISH LANGUAGE.

(d)	In the event that any affirmative claim asserted in the arbitration is equal to or exceeds $1,000,000, exclusive of interest and attorneys’ fees, the dispute shall be heard and determined by three (3) arbitrators.

(e)	within THIRTY (30) days AFTER the service of A written request FOR PRODUCTION OF DOCUMENTS, THE RECEIVING PARTY SHALL provide the REQUESTING Party with copies of requested documents THAT are relevant to the CLAIMS, COUNTERCLAIMS, AND DEFENSES ASSERTED IN THE ARBITRATION, anD THAT ARE NOT PRIVILEGED. Any OBJECTION TO A REQUEST FOR PRODUCTION OF DOCUMENTS THAT CANNOT BE RESOLVED BETWEEN THE PARTIES TO THE ARBITRATION shall be determined by the arbitrator(s), which determination shall be conclusive. This procedure related to the production of documents shall be the sole form of written discovery permitted in the arbitration.

(f)	EACH PARTY TO THE ARBITRATION shall be permitted to take a maximum of three (3) depositions of fact witnesses. To the extent that A PARTY TO THE ARBITRATION desires to take more than three (3) fact witness depositions, the Party shall request PERMISSION FROM THE ARBITRATOR(S) to take the additional deposition(s). The arbitrator(s) shall permit additional fact witness deposition(S) upon good cause shown OR THE AGREEMENT OF THE PARTIES. No fact witness deposition shall last longer than FOUR (4) hours of deposition time. All objections TO QUESTIONS POSED IN THE DEPOSITION(S) shall be reserved for the arbitration hearing except for objections based upon privilege.

(g)	To the extent that either Party to the Arbitration intends to rely upon the testimony of an expert witness(es) during the arbitration hearing, the other Party shall be entitled to depose the expert witness(es) for a maximum of seven (7) hours OF DEPOSITION TIME. The expert witness(es) shall produce a report or statement which sets out their EXPERT opinion and the factual and legal basis thereof at least fourteen (14) days prior to the scheduled deposition, and at least thirty (30) days prior the date of the arbitration hearing. All objections TO QUESTIONS POSED IN THE DEPOSITION(S) shall be reserved for the arbitration hearing.

(h)	The arbitration award shall be made within one hundred twenty (120) days after the appointment of the arbitrator(s), and the arbitrator(s) shall agree to comply with this schedule before accepting appointment.

(i)	The Parties shall bear an equal share of the arbitrators’ and administrative fees.

(j)	NOTWITHSTANDING ANY LEGAL AUTHORITY TO THE CONTRARY, “MANIFEST DISREGARD OF THE LAW” ON THE PART OF THE ARBITRATOR(S) IN RENDERING AN AWARD SHALL CONSTITUTE A VALID GROUND FOR VACATUR.

3.7.       No Third Party Beneficiaries. This Assignment is made solely for the benefit of Lender and its assigns. No Tenant under any of the Leases nor any other person shall have standing to bring any action against Lender as the result of this Assignment, or to assume that Lender will exercise any remedies provided herein, and no person other than Lender shall under any circumstances be deemed to be a beneficiary of any provision of this Assignment.

3.8.       No Oral Modifications. Neither this Assignment nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

3.9.       Cumulative Remedies. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies vested in Lender in or by any of the Loan Documents or in law or equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to Lender shall continue to be each and all available to Lender until the Indebtedness shall have been paid in full.

3.10.       Cross-Default. An Event of Default by Borrower under this Assignment shall constitute an Event of Default under the other Loan Documents.

3.11.       Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Assignment by signing any such counterpart.

3.12.       Further Assurance. [Subject to the Modification Standard (as defined in the Loan Agreement),] at any time and from time to time, upon request by Lender, Borrower will make, execute and deliver, or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Lender, any and all such other and further assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (a) the obligations of Borrower under this Assignment and (b) the security interest created by this Assignment as a first and prior security interest upon the Leases and the rents, income, issues, revenues and profits from the Premises. Upon any failure by Borrower so to do, Lender may, [subject to the Modification Standard] make, execute, record, file, re-record and/or refile any and all such assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower so to do.

3.13.       Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Assignment shall be given pursuant to the notice provision set forth in the Loan Agreement.

3.14.       Modifications, etc. Borrower hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from Borrower, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Indebtedness; substitute for any collateral so held by it, other collateral of like kind, or of any kind; agree to modification of the terms of the Note or the Loan Documents; extend or renew the Note or any of the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor or endorser of the Note, the Security Instrument, or any other Loan Document; or take or fail to take any action of any type whatsoever, and no such action which Lender shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Indebtedness or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Borrower's obligations hereunder, affect this Assignment in any way or afford Borrower any recourse against Lender. The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Loan Documents and the Leases, and any and all references herein to the Loan Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

3.15       Entire Agreement. This Assignment constitutes the entire agreement between the Borrower and Lender and supersedes all prior communications, understandings, and agreements relating to the subject matter of this Assignment, whether oral or written. The Borrower represents and warrants that it has not relied on any representations of the Lender other than those representations explicitly set forth in this Assignment.

[SIGNATURES BEING ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has executed this Assignment under seal, as of the day and year first above written.

BORROWER:

________________, LLC,
a Delaware limited liability company

By:	[SEAL]
Name:
Title: Authorized Signatory

STATE OF_______________

COUNTY OF _____________

The foregoing Assignment was acknowledged before me this ____ day of __________, 2021, by _____________________ the Authorized Signatory of _______________, LLC, a Delaware limited liability company, on behalf of the company. He/she is personally known to me or produced _____________________________ as identification.

(Notary Public)
[NOTARY SEAL]

(Print Name)

My commission expires:

_______________________

[Signature page to Assignment of Leases, Rents and Profits]

EXHIBIT “A”

Legal Description of the Premises